UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2006
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-8777	95-1613718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2027 Harpers Way Torrance, California		90501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 533-0474
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 13, 2006, the Compensation Committee of the Board of Directors of Virco Mfg. Corporation (the “Company”), unanimously approved (i) the cancellation of all existing options for Company common stock previously granted by the Company for services as a director and held by the Company’s non-employee directors (as reflected below) and (ii) the grant of restricted stock units to such non-employee directors (as reflected below). The restricted stock units vest on July 5, 2006, on which date each vested restricted stock unit may be converted into one share of common stock of the Company.

	Number of Shares
	Underlying Cancelled	Number of Restricted
Non-Employee Director	Options	Stock Units Granted
Donald S. Friesz	14,220	14,220
Evan M. Gruber	8,200	8,200
Robert K. Montgomery	11,951	11,951
Albert J. Moyer	4,000	4,000
Glen D. Parish	2,000	2,000
Donald A. Patrick	16,755	16,755
James R. Wilburn	16,755	16,755
A summary of the material terms set forth above is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
          Exhibit 10.1          Summary of Option Cancellations and Restricted Stock Unit Awards.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION (Registrant)
Date: January 20, 2006	/s/ Robert A. Virtue
(Signature)
	Name:	Robert A. Virtue
	Title:	Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description
10.1	Summary of Option Cancellations and Restricted Stock Unit Awards.